Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Class A Common Stock, par value $0.01 per share, of Crown Media Holdings, Inc., and further agree that this Joint Filing Agreement (this “Agreement”) be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated: October 31, 2012	HALLMARK CARDS, INCORPORATED

	By:	/s/ Timothy Griffith
Name: Timothy Griffith
Title: Executive Vice President-Chief Financial Officer

H.A., LLC

	By:	/s/ Brian E. Gardner
Name: Brian E. Gardner
Title: Vice President

HMK HOLDINGS, INC.

	By:	/s/ Brian E. Gardner
Name: Brian E. Gardner
Title: Vice President

H C CROWN, LLC

	By:	/s/ Timothy Griffith
Name: Timothy Griffith
Title: Vice President

BLUE HOLDING COMPANY

	By:	/s/ Dwight C. Arn
Name: Dwight C. Arn
Title: Vice President

HALLMARK CARDS GMBH

	By:	/s/ Arjan den Boer
Name: Arjan den Boer
Title: Managing Director